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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 September 1, 2001

FIRST COMMUNITY FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation)

0-24024	91 -1277503
(Commission File Number)	IRS Employer Identification No.

721 College St SE
Lacey, Washington 98503
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (360) 459-1100

Item 4—Changes in Registrant's Certifying Accountant

  a)
  On September 4, 2001 the Company was notified that McGladrey & Pullen, LLP had acquired the attest assets and practice of the Registrant's independent auditors Knight Vale & Gregory PLLC and that Knight Vale & Gregory PLLC would no longer be the auditor for the Registrant.

  b)
  The auditor's reports from Knight Vale & Gregory PLLC for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  c)
  The audit committee of the board of directors will consider in the near future the formal engagement of McGladrey & Pullen, LLP as successor to Knight Vale & Gregory PLLC. At that time, the audit committee will make a recommendation regarding the engagement to the board of directors.

  d)
  During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Knight Vale & Gregory PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  e)
  The Registrant has requested Knight Vale & Gregory PLLC to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8-K.

Item 7—Financial Statements and Exhibits

  (a)
  Exhibits:

  (99)
  Letter from Knight Vale & Gregory PLLC.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2001.
FIRST COMMUNITY FINANCIAL GROUP, INC.

	By:	/s/ KEN F. PARSONS Ken F. Parsons President and Chief Executive Officer

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SIGNATURES